As filed with the Securities and Exchange Commission on November 18, 1999
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    QNB CORP.
             (Exact Name of Registrant As Specified In Its Charter)

                    PENNSYLVANIA                            23-2318082
                    ------------                            ----------
           (State or other jurisdiction of               (I.R.S. Employer
           incorporation or organization)               Identification No.)

                10 North Third Street
              QUAKERTOWN, PENNSYLVANIA                       18951-9005
              ------------------------                       ----------
      (Address of principal executive offices)              (Zip Code)


                         -------------------------------

                       QNB CORP. 1998 STOCK INCENTIVE PLAN

                            (Full title of the plan)

                         -------------------------------

                  THOMAS J. BISKO                           Copies To:
       PRESIDENT AND CHIEF EXECUTIVE OFFICER       NICHOLAS BYBEL, JR., ESQUIRE
                     QNB CORP.                    JEAN SVOBODA MCMASTER, ESQUIRE
               10 NORTH THIRD STREET                  SHUMAKER WILLIAMS, P.C.
        QUAKERTOWN, PENNSYLVANIA 18951-9005             POST OFFICE BOX 88
                  (215) 538-5600                  HARRISBURG, PENNSYLVANIA 17108
 (Name, address, including zip code, and telephone        (717) 763-1121
number, including area code, of agent for service)

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------------------
     Title                      Amount               Proposed Maximum           Proposed Maximum              Amount of
of Securities to                 to be                Offering Price                Aggregate               Registration
  be Registered              Registered(1)             Per Share(2)             Offering Price(2)                Fee
------------------------------------------------------------------------------------------------------------------------

  Common Stock,
 $1.25 Par Value                100,000                   $29.00                  $2,900,000.00                $806.20

------------------------------------------------------------------------------------------------------------------------

(1) Based on the maximum number of shares of QNB Corp. common stock authorized for issuance under the plan set forth above. This Registration Statement also registers an indeterminate number of shares of common stock as may become issuable by reason of the anti-dilution provisions of this plan.

(2) Pursuant to Rule 457(c) and (h)(1), the offering price is estimated solely for the purpose of calculating the amount of the registration fee and is based upon the average of the closing bid and asked prices of the common stock of QNB on November 16, 1999.

                    PAGE 1 OF 37 SEQUENTIALLY NUMBERED PAGES
                       INDEX TO EXHIBITS FOUND ON PAGE 15

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         QNB Corp. files this registration statement to register 100,000 shares of QNB Corp. common stock that it may issue pursuant to the terms and conditions of the QNB Corp. 1998 Stock Incentive Plan.

         QNB prepared a prospectus meeting the requirements of Part I of Form S-8. The prospectus is not included in this registration statement. QNB will deliver the prospectus to each plan participant pursuant to Rule 428(b)(1) of the Securities Act of 1933.



                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  QNB incorporates the following documents by reference in this registration statement, as filed with the Commission under File No. 0-17706:

         (a) QNB Corp.'s Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 30, 1999;

         (b) QNB Corp.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 17, 1999; quarter ended June 30, 1999, filed with the Commission on August 16, 1999; quarter ended September 30, 1999, filed with the Commission on November 15, 1999; and

         (c) description of QNB Corp.'s common stock, incorporated by reference to Exhibit 99.1, as attached to this registration statement.

         In addition, QNB incorporates by reference into this registration statement all documents subsequently filed by QNB Corp. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this registration statement and they will become a part of this registration statement from their date of filing.

         Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this registration statement (or in any other document that is subsequently filed with the Commission and incorporated by reference) modifies or is contrary to that previous statement.

         QNB will provide, without charge, to each participant in the plan who so requests, a copy of any or all of the documents mentioned above. QNB also will provide all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933. Participants should address requests for copies orally or in writing to:

                                          QNB Corp.
                                          Attention: Thomas J. Bisko
                                          President and Chief Executive Officer
                                          10 North Third Street
                                          Quakertown, Pennsylvania 18951-9005
                                          (215) 538-5600


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Incorporated by reference to Exhibit 99.1, as attached to this registration statement.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), (15 Pa. C.S.A. Sections 1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

         Section 1721 of the BCL (relating to the Board of Directors) declares that unless otherwise provided by statute or in a by-law adopted by the shareholders, all powers enumerated in Section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the by-laws.

         Section 1712 of the BCL provides that a director shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

         (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

         (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

         (3) a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

         Section 1716 also states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 1712. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

         Moreover, Section 1713 addresses the personal liability of directors and states that if a by-law adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

         (1) the director has breached or failed to perform the duties of his office under this section; and

         (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

    The provisions discussed above shall not apply to:

         (1) the responsibility or liability of a director pursuant to any criminal statute; or

         (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

         Finally, Section 1714 states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1721 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

         Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

         Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

         Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

         (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

         (2) if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3)      by the shareholders.

         Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

         Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1746 further declares that indemnification under any by-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

         Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

         Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

         Section A of Article XIII of QNB's Articles of Incorporation and
Section 7-1 of Article VII of QNB's By-laws provide that QNB shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of QNB who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of QNB, against all expenses (including attorney's fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         Section B of Article XIII of QNB's Articles of Incorporation and
Section 7-2 of Article VII of QNB's By-laws provide that QNB shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of QNB referred to in Section A and Section 7-1, respectively, thereof, in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section A and Section 7-1, respectively, thereof in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director officer shall be paid by QNB in advance of the final disposition of such action, suit or proceeding referred to in such Section C or Section 7-3 in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director pr officer to repay all amounts advanced if it shall be determined that he is not entitled to be indemnified by QNB.

         Section C of Article XIII of QNB's Articles of Incorporation and
Section 7-3 of Article VII of QNB's By-laws provide that QNB may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of QNB, both as to action is his official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorney's fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. QNB may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by QNB.

         Section D of Article XIII of QNB Articles of Incorporation and Section 7-4 of Article VII of QNB's By-laws provide that indemnification under such Articles is provided pursuant to Section 8365 of the Pennsylvania Director's Liability Act (or successor provision or statute) and such Articles are intended to provide indemnification in accordance with their terms whether QNB would have the power to so indemnify under any other provision of law except such Act and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of QNB; indemnification under such provisions shall not be made by QNB in any case where the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by the Pennsylvania Director's Liability Act or any successor statue as in effect at the time of such alleged action or failure to take action.

         Section E of Article XIII of QNB's Articles of Incorporation and
Section 7-5 of Article VII of QNB's By-laws provide that QNB shall have the power to purchase and maintain insurance on behalf of any authorized representative of QNB against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not QNB would have the power to indemnify him against such liability. The Board of Directors, without further approval of the shareholders, shall have the power to borrow money on behalf of QNB, including the power to pledge the assets of QNB, from time to time, to discharge QNB's obligations with respect to indemnification and the advancement and reimbursement of expenses, and the purchase and maintenance of insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity.

         Finally, Section F of Article XIII of QNB's Articles of Incorporation and Section 7-6 of Article VII of QNB's By-laws provide that each director and officer of QNB shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses. The rights of indemnification and advancement of expenses provided shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement or expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of QNB and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification such Articles or By-laws by the shareholders or the Board of Directors of QNB shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under such Articles or By-laws.

         QNB maintains insurance insuring its directors, officer, employees or agents against certain liabilities which they might incur as directors, officer, employees or agents including, if possible, certain liabilities under the Securities Act of 1933, as amended (the "1933 Act").

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEMS 8.          EXHIBITS.

     EXHIBIT NO.
     -----------

         4.1 Articles of Incorporation of the Registrant, as amended. (Incorporated by reference to Exhibit 3.1 of the Registrant's Form 10-Q, filed with the Commission on August 13, 1998).

         4.2 By-laws of the Registrant, as amended. (Incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-Q, filed with the Commission on August 13, 1998).

         4.3      QNB Corp. 1998 Stock Incentive Plan.

         5        Opinion of Shumaker Williams, P.C. re: Legality.

         10.1 Employment Agreement between the Registrant and Thomas J. Bisko. (Incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-K, filed with the Commission on March 30, 1999.)

         10.2 Salary Continuation Agreement between Quakertown National Bank and Thomas J. Bisko. (Incorporated by reference to Exhibit
                  10.2 of the Registrant's Form 10- K, filed with the Commission on March 30, 1999.)

         10.3     QNB Corp. Stock Incentive Plan. (Incorporated by reference to
                  Exhibit 4A to Registration Statement No. 333-16627 on Form S-8, filed with the Commission on November 22, 1996).

         10.4 QNB Corp. Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 4B to Registration Statement No. 333-16627 on Form S-8, filed with the Commission on November 22, 1996).

         10.5 The Quakertown National Bank Profit Sharing and Section 401(k) Salary Deferral Plan. (Incorporated by reference to Exhibit 4C to Registration Statement No. 333- 16627 on Form S-8, filed with the Commission on November 22, 1996).

         23.1     Consent of KPMG LLP.

         23.2 Consent of Shumaker Williams, P.C. (Contained at Exhibit 5 of this Registration Statement).

         24 Power of Attorney of Directors and Officers. (Included on Signature Pages).

         99.1     Description of Registrant's Securities.

ITEM 9.           UNDERTAKINGS.

         (a)      Rule 415 offering.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Quakertown, Commonwealth of Pennsylvania, on November 16, 1999.

                                 QNB Corp.


                                 By:      /s/ Thomas J. Bisko
                                          -------------------------------------
                                          Thomas J. Bisko
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Bisko and Robert C. Werner, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

                                                        CAPACITY                                DATE
                                                        --------                                ----


/s/ Thomas J. Bisko                           President and Chief Executive              November 16, 1999
--------------------------------                    Officer; Director
Thomas J. Bisko


/s/Robert C. Werner                                  Vice President                      November 16, 1999
--------------------------------
Robert C. Werner


/s/ Bret H. Krevolin                          Chief Accounting Officer                   November 16, 1999
----------------------------------
Bret H. Krevolin


/s/ Norman L. Baringer                                  Director                         November 16, 1999
-------------------------------
Norman L. Baringer


/s/ Kenneth F. Brown, Jr.                               Director                         November 16, 1999
-------------------------------
Kenneth F. Brown, Jr.


/s/ Dennis Helf                                         Director                         November 16, 1999
-------------------------------
Dennis Helf


/s/ Donald T. Knauss                                    Director                         November 16, 1999
---------------------------------
Donald T. Knauss


/s/ Charles M. Meredith, III                            Director                         November 16, 1999
------------------------------
Charles M. Meredith, III


/s/ Gary S. Parzych                                     Director                         November 16, 1999
-----------------------------------
Gary S. Parzych


-----------------------------------                     Director                         November __, 1999
Henry L. Rosenberger


-----------------------------------                     Director                         November __, 1999
Edgar L. Stauffer

                                  EXHIBIT INDEX

                                                                                                       PAGE NUMBER
                                                                                                      IN SEQUENTIAL
                                                                                                        NUMBERING
EXHIBIT NO.                                                                                              SYSTEM
-----------                                                                                              ------

         4.1      Articles of Incorporation of the Registrant, as amended.                                 *
                  (Incorporated by reference to Exhibit 3.1 of the
                  Registrant's Form 10-Q, filed with the Commission on August
                  13, 1998).

         4.2      By-laws of the Registrant, as amended. (Incorporated by                                  *
                  reference to Exhibit 3.2 of the Registrant's Form 10-Q,
                  filed with the Commission on August 13, 1998).

         4.3      QNB Corp. 1998 Stock Incentive Plan.                                                     12

         5        Opinion of Shumaker Williams, P.C. re: Legality.                                         26

         10.1     Employment Agreement between the Registrant and                                          *
                  Thomas J. Bisko.  (Incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-K, filed with the Commission
                  on March 30, 1999.)

         10.2     Salary Continuation Agreement between Quakertown                                         *
                  National Bank and Thomas J. Bisko.  (Incorporated by
                  reference to Exhibit 10.2 of the Registrant's Form 10-K, filed with the Commission on March 30, 1999.)

         10.3     QNB Corp. Stock Incentive Plan.  (Incorporated by reference                              *
                  to Exhibit 4A to Registration Statement No. 333-16627 on
                  Form S-8, filed with the Commission on November 22, 1996).

         10.4     QNB Corp. Employee Stock Purchase Plan.  (Incorporated by                                *
                  reference to Exhibit 4B to Registration Statement No. 333-16627
                  on Form S-8, filed with the Commission on November 22, 1996).

         10.5     The Quakertown National Bank Profit Sharing and Section 401(k)                           *
                  Salary Deferral Plan. (Incorporated by reference to Exhibit 4C to
                  Registration Statement No. 333-16627 on Form S-8, filed with the Commission on November 22, 1996).

         23.1     Consent of KPMG LLP.                                                                     29

         23.2 Consent of Shumaker Williams, P.C. (Contained at Exhibit 5 of this Registration Statement).

         24       Power of Attorney of Directors and Officers
                  (Included on Signature Pages).

         99.1     Description of Registrant's Securities.                                             31


         *        Incorporated by reference.